INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment
No. 2 to Registration Statement No. 333-106295 of Oppenheimer Multiple
Strategies Fund on Form N-14A of our report on the Oppenheimer Select
Managers QM Active Balanced Fund dated December 20, 2002, appearing in the
Statement of Additional Information of Post Effective Amendment No. 2 to the
Oppenheimer Select Managers' registration statement on Form N-1A, in the
Prospectus and Proxy Statement, and Part B, both of which are  parts of this
Registration Statement.

/s/DELOITE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
July 1, 2003